Exhibit 10.2                                                      EXECUTION COPY
------------

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of September 29, 2004, between Pennsylvania Commerce Bancorp, Inc., a Pennsylvania corporation (the "Company"), and Commerce Bancorp, Inc., a New Jersey corporation (the "Purchaser").

                                   ARTICLE I

                         AUTHORIZATION AND SALE OF STOCK

         Section 1.01. SALE OF THE SHARES. Subject to the terms and conditions hereof, at the Closing (as defined in Section 2.01 hereof), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, One Hundred Thousand (100,000) shares (collectively, the "Shares") of common stock, par value $1.00 per share ("Common Stock"), of the Company.

                                   ARTICLE II

                             CLOSING DATE; DELIVERY

         Section 2.01. CLOSING AND LOCATION. The purchase and sale of the Shares hereunder shall take place at a closing (the "Closing") at the offices of Blank Rome LLP, One Logan Square, Philadelphia, PA 19103, at 10:00 a.m., Pennsylvania time, on the later to occur of (a) the date hereof, (b) the first business day following the date on which the last to be fulfilled or waived of the conditions to the Closing set forth in Article VI hereof have been fulfilled or waived in accordance with this Agreement or (c) such other date as is mutually agreed to by the Company and the Purchaser. The date of the Closing is hereinafter referred to as the "Closing Date."

         Section 2.02. DELIVERY. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall deliver to the Purchaser a stock certificate or certificates representing the Shares to be purchased by the Purchaser at the Closing, registered in the name of the Purchaser or its assigns, against payment of the purchase price therefor. The purchase price of the Shares to be purchased at the Closing shall be equal to (a) the number of Shares purchased multiplied by (b) the average of the closing sale prices of the Common Stock on the Nasdaq Small Cap Market (or other stock exchange or market on which the Common Stock is then traded) for the five (5) trading day (i.e. dates on which trades occurred) period ending on the trading day immediately preceding the Closing Date and shall be paid by wire transfer in immediately available funds to an account designated in writing by the Company.

         Section 2.03. CONSUMMATION OF CLOSING. All acts, deliveries and confirmations comprising the Closing regardless of chronological sequence shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery or confirmation of the Closing and none of such acts, deliveries or confirmations shall be effective unless and until the last of same shall have occurred.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Purchaser as follows:

         Section 3.01. ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified and in good standing, except for any such jurisdiction in which the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of the Company (a "Material Adverse Effect").

         Section 3.02. SUBSIDIARIES. Each of the Company's subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and is duly qualified to do business and in good standing in the jurisdictions where it is required to be so qualified, except in any such jurisdiction in which the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 3.03. VALID ISSUANCE OF COMMON STOCK. The Shares, when issued and paid for in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

         Section 3.04. AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) The Company has all requisite corporate power and authority to enter into this Agreement and the Registration Rights Agreement in the form attached hereto as Exhibit A (the "Registration Rights Agreement") and to consummate the transactions contemplated by this Agreement and the Registration Rights Agreement. This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (b) The execution and delivery by the Company of this Agreement and the Registration Rights Agreement does not, and consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement, will not, (i) conflict with, or result in any violation or breach of any provision of, the Articles of Incorporation or Bylaws of the Company, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries, properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries, properties or assets, except in the case of (ii) and (iii) for any such violations, defaults, breaches, terminations, cancellations, accelerations, losses or conflicts which would not, individually or in the aggregate, have a Material Adverse Effect, and would not materially burden or delay the consummation of the transactions contemplated hereby.

                  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity") is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such approvals or filings as may be required under applicable banking or state securities laws and (ii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect on the Company and would not materially burden or delay the consummation of the transactions contemplated hereby.

         Section 3.05. CAPITALIZATION. The authorized capital stock of the Company is as set forth in the Company Commission Reports (as defined below).

         Section 3.06. COMMISSION FILINGS; FINANCIAL STATEMENTS.

                  (a) The Company has filed with the Securities and Exchange Commission (the "Commission") and made available to the Purchaser and its representatives all forms, reports and documents filed by the Company with the Commission since December 31, 2002 (collectively, the "Company Commission Reports"). The Company Commission Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, as applicable, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the financial statements (including, in each case, any related notes) contained in the Company Commission Reports complied as to form in all material respects with the applicable published rules and regulations of the Commission with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and include all adjustments, consisting only of normal accounting adjustments, that the Company reasonably considers necessary for a fair presentation of its financial position at the respective dates and the results of its operations and cash flows for the periods indicated. Except as disclosed in the Company Commission Reports filed with the Commission prior to the date hereof, since December 31, 2002, taking into account the cumulative effect of all developments and events since such date, there has not been any development or event, or series of developments or events, that would reasonably be expected to have a Material Adverse Effect.

         Section 3.07. COMPLIANCE WITH LAWS. Each of the Company and its subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, including, but not limited to, statutes, laws or regulations relating to the protection of the environment or concerning the handling, storage, disposal or discharge of toxic materials, except for failures to comply or violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         Section 3.08. SHAREHOLDERS' CONSENT. No consent or approval of the shareholders of the Company is required or necessary for the Company to enter into this Agreement and the Registration Rights Agreement or to consummate the transactions contemplated hereby.

         Section 3.09. LITIGATION. Except as otherwise disclosed as of the date of this Agreement in the Company Commission Reports, (a) there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or properties or any of its officers or directors (in their capacities as such), which, if determined adversely to the Company, would, individually or in the aggregate, have a Material Adverse Effect, and (b) there is no judgment, decree or order against the Company or any of its subsidiaries, or, to the knowledge of the Company, against any of its respective directors or officers (in their capacities as such) relating to the business of the Company or any of its subsidiaries, the existence of which would have a Material Adverse Effect.

         Section 3.10. CHANGE OF CONTROL BENEFITS. Except as set forth in the Company Commission Reports, there exist no provisions contained in any employment or severance agreement or benefit plan of the Company which provide for the payment, accrual or acceleration of any benefit to any person as a result of the consummation of the transactions contemplated hereby.

         Section 3.11. FINDER'S FEES. The Company has retained no finder or broker in connection with the transactions contemplated by this Agreement and hereby agrees to indemnify and to hold the Purchaser harmless from any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives acting on behalf of the Company, is or may be responsible as a result of the transactions contemplated hereby.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to the Company as follows:

         Section 4.01. ORGANIZATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey.

         Section 4.02. AUTHORITY.

                  (a) The Purchaser has all requisite corporate power and authority to enter into this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated by this Agreement and the Registration Rights Agreement. The execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Purchaser and constitute valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (a) such approvals or filings as may be required under applicable banking or state securities laws and (b) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not materially burden or delay the consummation of the transactions contemplated hereby.

         Section 4.03. PURCHASE ENTIRELY FOR OWN ACCOUNT. The Shares will be acquired solely for investment purposes, for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

         Section 4.04. INVESTMENT EXPERIENCE. Purchaser is an "accredited investor" as defined in Rule 501(a)(3) under the Securities Act. Purchaser has had an opportunity to ask questions and receive answers regarding the Company's business affairs and financial condition and believes it has acquired sufficient information about the Company to reach an informed decision to purchase the Shares. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Shares.

         Section 4.05. RESTRICTED SECURITIES. The Purchaser understands that the Shares are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that Purchaser must hold the Shares indefinitely unless the sale thereof is registered under the Securities Act and qualified under state securities laws, or an exemption from such registration and qualification requirements is available. The Purchaser has determined to purchase the Shares solely as a result of private discussions with the Company and was only offered the Shares through these private discussions. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, or requirements relating to the Company which are outside of the Purchaser's control.

         Section 4.06. LEGENDS. The Purchaser understands that the Shares, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends until such time, if any, as the Shares or such securities (a) are sold in compliance with Rule 144 under the Securities Act (or a comparable successor provision) or in a transaction registered under the Securities Act or (b) may be resold pursuant to Rule 144(k) under the Securities Act (or a comparable successor provision):

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN APPLICABLE EXEMPTION THEREFROM AND IN COMPLIANCE WITH THE TERMS OF THE STOCK PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 29, 2004, WITH THE COMPANY, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY ON REQUEST."

         Section 4.07. FINDER'S FEES. The Purchaser has not retained any finder or broker in connection with the transactions contemplated by this Agreement.

                                    ARTICLE V

                                    COVENANTS

         Section 5.01. PUBLICITY. The Company and the Purchaser shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and prior to making any filings with any federal or state governmental or regulatory agency or any self-regulatory organization with respect thereto.

         Section 5.02. FULFILLMENT OF CONDITIONS. Each of the Company and the Purchaser shall use reasonable efforts to perform, comply with and fulfill all obligations, covenants and conditions required by this Agreement to be performed, complied with or fulfilled on its part prior to or at the Closing Date.

         Section 5.03. FURTHER ASSURANCES. The Company shall use its reasonable efforts at any time and from time to time prior to, at and after the Closing to execute and deliver to the Purchaser such further documents and instruments and to take all such further actions as the Purchaser reasonably may request in order to convey and transfer the Shares to the Purchaser and to consummate the transactions contemplated by this Agreement.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

         Section 6.01. CONDITIONS TO THE PURCHASER'S OBLIGATIONS. The obligation of the Purchaser to purchase the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES CORRECT; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Article III hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except with respect to representations and warranties made as of a specific time, which shall be true in all material respects as of such time, and except for representations and warranties containing a materiality qualification, which must be true in all respects) with the same effect as though such representations and warranties had been made at and as of the Closing Date; and the Company shall have performed all obligations herein required to be performed by it on or prior to the Closing Date in all material respects (except with respect to obligations containing a materiality qualification, which must be performed in all respects).

                  (b) REGISTRATION RIGHTS AGREEMENT. The Company shall have duly executed and delivered the Registration Rights Agreement.

                  (c) COMPLIANCE CERTIFICATE. The President of the Company shall deliver to the Purchaser at the Closing a certificate certifying that the conditions specified in Section 6.01(a) have been fulfilled.

                  (d) NO INJUNCTION, ORDER, ETC. There shall be no injunction, order or decree of any nature of any court or government authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby.

                  (e) PURCHASE PRICE CERTIFICATE. The Company shall deliver to the Purchaser at the Closing a duly executed certificate verifying the purchase price of the Shares as set forth in Section 2.02.

         Section 6.02. CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES CORRECT; PERFORMANCE OF OBLIGATIONS. The representations and warranties of the Purchaser in Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except with respect to representations and warranties made as of a specific time, which shall be true in all material respects as of such time, and except for representations and warranties containing a materiality qualification, which must be true in all respects) with the same effect as though such representations and warranties had been made at and as of the Closing Date; and the Purchaser shall have performed all obligations herein required to be performed by it on or prior to the Closing Date in all material respects (except with respect to covenants containing a materiality qualification, which must be performed in all respects).

                  (b) REGISTRATION RIGHTS AGREEMENT. The Purchaser shall have duly executed and delivered the Registration Rights Agreement.

                  (c) NO INJUNCTION, ORDER, ETC. There shall be no injunction, order or decree of any nature of any court or government authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby.

                  (d) PURCHASE PRICE CERTIFICATE. The Purchaser shall deliver to the Company at the Closing a duly executed certificate verifying the purchase price of the Shares as set forth in Section 2.02.

                                  ARTICLE VII

                                 INDEMNIFICATION

         Section 7.01. INDEMNIFICATION. Each of the Company and the Purchaser (an "Indemnifying Party") covenants and agrees to indemnify and hold the other (the "Indemnified Party") harmless from and against, and to reimburse the Indemnified Party for, any claim for any losses, damages, liabilities or expenses, including reasonable counsel fees (collectively "Damages") incurred by such Indemnified Party by reason of or arising from (i) any misrepresentation or breach of any representation or warranty of such Indemnifying Party contained in this Agreement or in any instrument delivered hereunder or (ii) any failure by such Indemnifying Party to perform any obligation or covenant required to be performed by it under any provision of this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.01. GOVERNING LAW. This Agreement, and matters arising out of or relating to this Agreement, shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania without regard to the conflict of laws provisions thereof.

         Section 8.02. SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

         Section 8.03. SUCCESSORS AND ASSIGNS. Except as expressly provided herein, the rights and obligations hereunder may not be assigned or delegated by the Purchaser or the Company without the prior written consent of the other. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto.

         Section 8.04. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Registration Rights Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser.

         Section 8.05. NOTICES AND OTHER COMMUNICATIONS. Every notice or other communication required or contemplated by this Agreement by either party shall be delivered either by (a) personal delivery, (b) postage prepaid return receipt requested by registered or certified mail, (c) overnight courier, such as Federal Express or UPS or (d) facsimile with a confirmation copy sent simultaneously by postage prepaid, return receipt requested, registered or certified mail, in each case addressed to the Company or the Purchaser as the case may be at the following address:

To the Company:           Pennsylvania Commerce Bancorp, Inc.
                          100 Senate Avenue
                          P.O. Box 8599
                          Camp Hill, Pennsylvania 17001-8599
                          Telephone:  (717) 975-5630
                          Facsimile:  (717) 972-2876
                          Attn:  Gary L. Nalbandian, Chief Executive Officer

With a copy to:           Mette, Evans & Woodside
                          3401 North Front Street
                          P.O. Box 5950
                          Harrisburg, Pennsylvania 17110-0950
                          Telephone:  (717) 232-5000
                          Facsimile:  (717) 236-1816
                          Attn:  James A. Ulsh

 To the Purchaser:        Commerce Bancorp, Inc.
                          Commerce Atrium
                          1701 Route 70 East
                          Cherry Hill, New Jersey 08034-5400
                          Telephone: (856) 751-9000
                          Facsimile:  (856) 751-9417
                          Attn:  Douglas J. Pauls, Senior Vice President and
                          Chief Financial Officer

With a copy to:           Blank Rome LLP
                          One Logan Square
                          Philadelphia, PA 19103
                          Telephone: (215) 569-5549
                          Facsimile: (215) 832-5549
                          Attn: Lawrence R. Wiseman

or at such other address as the intended recipient previously shall have designated by written notice given in like manner to the other party. Notice by registered or certified mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent, and in the absence of such record of delivery, the effective date shall be presumed to have been the fifth (5th) business day after it was deposited in the mail. All notices delivered in person or sent by courier shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery; notices delivered by facsimile with simultaneous confirmation copy by registered or certified mail shall be deemed delivered to and received by the addressee and effective on the date sent. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.

         Section 8.06. DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any person or entity hereunder shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any person or entity hereunder of any breach or default under this Agreement, or any waiver on the part of any such person or entity of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement, or by law or otherwise shall be cumulative and not alternative.

         Section 8.07. SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 8.08. TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         Section 8.09. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.

         Section 8.10. JURISDICTION. The parties irrevocably consent to the exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania, County of Philadelphia, or in the United States District Court for the Eastern District of Pennsylvania, to the extent that such courts have jurisdiction.

         Section 8.11. INTERPRETATION OF AGREEMENT. The parties hereto acknowledge and agree that this Agreement has been negotiated at arm's-length and among parties equally sophisticated and knowledgeable in the matters dealt with in this Agreement. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived.

The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties as set forth in this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.



                       PENNSYLVANIA COMMERCE BANCORP, INC.


                         By: /s/ Gary L. Nalbandian
                         --------------------------
                                  Name: Gary L. Nalbandian
                                  Title: President/Chief Executive Officer


                         COMMERCE BANCORP, INC.


                         By:  /s/ Douglas J. Pauls
                         -------------------------
                                  Name: Douglas J. Pauls
                                  Title: Senior Vice President and Chief
                                  Financial Officer